UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 26, 2016, the Annual Meeting of Shareholders (the “Annual Meeting”) of Cenveo, Inc. (the “Company”) was held. The matters submitted to the Company’s shareholders at the Annual Meeting and the final voting results thereof were as follows:

1.	On the matter of the proposal electing five directors to serve for terms indicated in the proxy statement relating to the Annual Meeting, the final vote was as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Burton, Sr.	32,402,961	2,904,622	20,514,906
Gerald S. Armstrong	30,292,035	5,015,548	20,514,906
Robert G. Burton, Jr.	32,376,714	2,930,869	20,514,906
Dr. Mark J. Griffin	29,924,246	5,383,337	20,514,906
Dr. Susan Herbst	32,160,743	3,146,840	20,514,906

2.	On the matter of the proposal ratifying the selection of BDO USA, LLP by our audit committee as our independent auditors for 2016, the final vote was as follows:

Votes For	Votes Against	Abstain
53,120,611	2,507,972	193,906

3.	On the matter of the non-binding, advisory resolution approving the 2015 compensation paid to the Company’s named executive officers, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,253,120	11,007,038	47,425	20,514,906

4.
On the matter of approving an Amendment to the Company's Articles of Incorporation to effect a reverse stock split of the Company's Common Stock at a ratio selected by the Board from within a range of between 1-for-5 and 1-for-15, inclusive, the final vote was as follows:

Votes For	Votes Against	Abstain
53,000,095	2,723,097	99,297

5.
On the matter of approving an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100 million to 120 million, the final vote was as follows:

Votes For	Votes Against	Abstain
50,294,721	5,185,458	342,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016

CENVEO, INC.

By:    s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer